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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 2001

CTN MEDIA GROUP, INC.

Delaware	0-19997	13-3557317
(state of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326
(Address of principal office)

Registrant's telephone number, including area code (404) 256-4444
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

    On June 1, 2001, CTN Media Group, Inc., a Delaware corporation referred to herein as CTN, entered into a Stock Purchase Agreement (included as Exhibit 2.1) to sell all of the outstanding shares of common stock, no par value per share, of Armed Forces Communications, Inc. d/b/a Market Place Media, a New York corporation and a wholly-owned subsidiary of CTN, referred to herein as MPM, to MPM Holding, Inc., a Delaware corporation formerly known as MPM Acquisition, Inc., referred to herein as MPM Holding, for $28.0 million in cash (the "Transaction"), subject to certain adjustments to the purchase price, including a preliminary working capital adjustment based on MPM's estimated balance sheet as of the closing date. On July 10, 2001, the parties entered into an amendment to the Stock Purchase Agreement (included as Exhibit 2.2), the effect of which was to remove as a condition to the Transaction's closing that the parties enter into an advertising agreement. At the closing of the Transaction on July 10, 2001, CTN received, after adjustments, $27,711,527 in cash.

    The closing of the Transaction was subject to certain closing conditions, such as the effectiveness of stockholder approval as required by the Securities Exchange Act of 1934, as amended, and the Delaware General Corporation Law. U-C Holdings, L.L.C., a Delaware limited liability company and majority stockholder of CTN, approved the Transaction by written consent on May 30, 2001, such stockholder approval became effective on July 7, 2001, and thereafter each of the remaining closing conditions were either met or waived by the parties.

    Concurrently with the closing of the Transaction, each of U-C Holdings, Willis Stein & Partners II, L.P., a Delaware limited partnership and member of U-C Holdings, and Willis Stein & Partners Dutch, L.P., a Delaware limited partnership and member of U-C Holdings, entered into a Limited Guaranty (included as Exhibit 2.3), whereby they agreed to guarantee up to $500,000 of CTN's general indemnification obligations to MPM Holding under the Stock Purchase Agreement. If and to the extent that U-C Holdings, Willis Stein II or Willis Stein Dutch is required to make payment on any such indemnification claim, CTN has agreed, at the respective payor's election, to issue to U-C Holdings shares of CTN's Series B Convertible Preferred Stock at $15.00 per share, in such amount equal to the indemnification claim paid by the payor and on terms substantially the same as those set forth in that certain Series B Convertible Stock Purchase Agreement between CTN and U-C Holdings dated as of April 5, 2001.

    Approximately $16.9 million of the Transaction proceeds were used to repay MPM's indebtedness to CIBC. Additionally, CTN used approximately $10.3 million of the Transaction proceeds to reduce its indebtedness to LaSalle Bank National Association. The remainder of the proceeds received by CTN shall be used for other corporate purposes, including the payment of expenses incurred in connection with the Transaction.

Item 7. Financial Statements And Exhibits.

(a) None.

(b) UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of actual operating results or financial position that would have been achieved if the sale had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of CTN.

    The unaudited pro forma consolidated financial statement data was derived from the statements of operations of CTN for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001 and gives effect to the sale of MPM as if the transaction had occurred at the beginning of the respective periods. The pro forma balance sheet data is unaudited and was derived from the balance sheet of CTN as of March 31, 2001 and was prepared as if the transaction had occurred as of March 31, 2001.

    The pro forma financial statements should be read in conjunction with CTN's audited historical financial statements and notes thereto as of December 31, 2000, filed with the Securities and Exchange Commission in Form 10-KSB and CTN's unaudited condensed historical financial statements and notes thereto for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission in Form 10-Q. See "Notes to Unaudited Pro Forma Income Statements."

    In the opinion of CTN's management, all adjustments necessary to present fairly such unaudited pro forma financial statements have been made based on the terms and structure of the MPM sale.

PRO FORMA CONSOLIDATED BALANCE SHEET
PERIOD ENDED 3/31/01
UNAUDITED

DESCRIPTION	Historical	Adjustments		Total
Current Assets:
Cash and cash equivalents	$1,144,604	$10,824,163	(b)	$11,968,767
Accounts Receivable, net of allowance	15,520,385	(12,537,555	)(c)	2,982,830
Prepaid Expenses	474,082	(203,956	)(c)	270,126
Other Current Assets	19,854	(11,087	)(c)	8,767

Total current assets	17,158,925	(1,928,435)		15,230,490
Investments	1,530,000	—		1,530,000
Property & Equipment, net	13,472,028	(1,455,278	)(c)	12,016,750
Other Assets	302,809	(21,314	)(c)	281,495
Due to/from CTN		(408,294	)(c)	(408,294)
Due to/from Wetair		(2,365	)(c)	(2,365)
Intangible assets, net	24,227,858	(23,861,476	)(c)	366,382

Total Assets	$56,691,620	$(27,677,162)		$29,014,458

Current Liabilities:
Accounts payable	$12,218,232	$(10,259,108	)(c)	$1,959,124
Accrued expense	1,687,326	(509,913	)(c)	1,177,413
Deferred revenue	1,728,177	(1,581,653	)(c)	146,524
Other current liabilities	2,516,388	(2,516,388	)(c)	—
Current portion of long-term debt	28,508,938	(16,508,938	)(d)	12,000,000

Total liabilities	46,659,061	(31,376,000)		15,283,061

Equity:
Common Stock—CTN	75,434			75,434
Preferred Stock	38,794,076			38,794,076
Additional paid in capital	41,293,509			41,293,509
Unearned compensation	(140,079)			(140,079)
Accumulated deficit	(69,990,381)	3,698,838	(e)	(66,291,543)

Total stockholders' equity (deficit)	10,032,559	3,698,838		13,731,397

Total liabilities & stockholders' equity (deficit)	$56,691,620	$(27,677,162)		$29,014,458

See accompanying notes.

Notes to Unaudited Pro Forma Balance Sheet

    (a) See the introductory paragraphs under "Unaudited Pro Forma Consolidated Financial Information." The unaudited pro forma balance sheet includes the balance of CTN as of March 31, 2001 and was prepared as if the transaction had occurred at the end of the respective date.

    (b) To eliminate the MPM cash overdraft of $158,323 and to record the net cash proceeds from the sale of MPM. The pro-forma cash and cash equivalents as of March 31, 2001 is based on the expected net proceeds of the sale transaction ($28 million) and the debt outstanding at March 31, 2001 of $16,508,938. It does not purport to represent the cash and cash equivalents expected to be available to CTN upon the closing of the sale of MPM.

    The pro forma income statements do not reflect the use of $10.3 million in proceeds. Assuming $10.3 million were received on January 1, 2000 and used to reduce amounts outstanding under CTN's indebtedness to LaSalle Bank National Association, pro forma adjusted earnings for the year ended December 31, 2000 would be $0.70 per share—basic and $0.40 per share—diluted. Assuming $10.3 million were received on January 1, 2001 and used to reduce amounts outstanding under CTN's indebtedness to LaSalle Bank, pro forma adjusted loss for the quarter ended March 31, 2001 would be ($0.29) per share—basic and diluted. The ultimate use of the proceeds received from the sale of MPM may differ from that described herein.

    (c) To eliminate MPM Assets and Liabilities.

    (d) To record the retirement of debt from proceeds on the sale of MPM.

    (e) To record gain on sale of MPM, based on $28 million purchase price, less expenses of $463,473, less net assets of approximately $23.5 million.

PRO FORMA INCOME STATEMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
UNAUDITED

DESCRIPTION	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$31,592,501	$(19,913,472	)(a)	$11,679,029
Expenses
Operating	24,001,491	(15,697,476	)(b)	8,304,015
Selling, general & administrative	21,964,404	(2,326,780	)(c)	19,637,624
Depreciation and Amortization	2,769,414	(1,157,836	)(d)	1,611,578

Total Expenses	48,735,309	(19,182,092)		29,553,217
Interest Income	220,350	(47,014	)(e)	173,339
Interest Expense	(757,576)	521,127	(f)	(236,452)

Net income (loss)	(17,680,034)	(257,267)		(17,937,301)
Dividend and Accretion on Preferred Stock	(36,918,801)			(36,918,801)
Amortization of BCF on Preferred Stock	(15,180,454)			(15,180,454)

Net loss available to common shareholders	$(69,779,289)			$(70,036,556)

Net loss per common share—basic	$(4.86)			$(4.88)
Net loss per common share—diluted	$(4.86)			$(4.88)
Weighted average number of common shares outstanding—basic	14,368,283			14,368,283
Weighted average number of common shares outstanding—diluted	14,368,283			14,368,283

See accompanying notes.

PRO FORMA INCOME STATEMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
UNAUDITED

DESCRIPTION	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$68,897,758	$(52,088,209	)(a)	$16,809,549
Expenses
Operating	52,752,307	(42,038,269	)(b)	10,714,038
Selling, general & administrative	27,853,069	(7,370,421	)(c)	20,482,648
Depreciation and Amortization	7,704,081	(3,621,729	)(d)	4,082,352

Total Expenses	88,309,457	(53,030,419)		35,279,038
Interest Income	320,577	(113,385	)(e)	207,192
Interest Expense	(2,998,578)	1,714,656	(f)	(1,283,922)

Loss before Extraordinary Loss	(22,089,700)	2,543,481		(19,546,219)
Extraordinary Loss	(368,037)	368,037	(g)	—

Net Loss	(22,457,737)	2,911,518		(19,546,219)
Dividend and Accretion on Preferred Stock	30,582,768			30,582,768
Amortization of BCF on Preferred Stock	(1,402,000)			(1,402,000)

Net loss available to common shareholders	$6,723,031			$9,634,549

Net income per common share—basic	$0.45			$0.65
Net income (loss) per common share—diluted	$(0.87)			$0.37
Weighted average number of common shares outstanding—basic	14,895,571			14,895,571
Weighted average number of common shares outstanding—diluted	25,818,200			25,818,200

See accompanying notes.

PRO-FORMA INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2001
UNAUDITED

DESCRIPTION	Historical	Pro Forma Adjustments		Pro Forma
Revenue	$13,972,102	$(11,009,110	)(a)	$2,962,992
Expenses
Operating	10,647,527	(8,411,613	)(b)	2,235,914
Selling, general & administrative	5,058,839	(1,396,181	)(c)	3,662,658
Depreciation and Amortization	1,791,583	(906,479	)(d)	885,104

Total Expenses	17,497,949	(10,714,273)		6,783,676
Interest Income	37,899	(18,115	)(e)	19,784
Interest Expense	(857,033)	494,714	(f)	(362,319)

Net Income (loss) before Accounting Change	(4,344,981)	181,762		(4,163,219)
Accumulated effect of Accounting Change	(197,000)	197,000	(h)	—

Net Loss	(4,541,981)	378,762		(4,163,219)
Dividend and Accretion on Preferred Stock	(488,024)			(488,024)

Net loss available to common shareholders	$(5,030,005)			$(4,651,243)

Net loss per common share—basic	$(0.33)			$(0.31)
Net loss per common share—basic	$(0.33)			$(0.31)
Weighted average number of common shares outstanding—basic	15,075,165			15,075,165
Weighted average number of common shares outstanding—basic	15,075,165			15,075,165

See accompanying notes.

Notes to Unaudited Pro Forma Income Statements

  (a)
  To eliminate MPM sales.

  (b)
  To eliminate MPM operating expenses.

  (c)
  To eliminate MPM selling, general & administrative expenses.

  (d)
  To eliminate depreciation and amortization associated with MPM.

  (e)
  To eliminate interest income associated with MPM.

  (f)
  To eliminate interest expense associated with debt existing prior to the sale of MPM.

  (g)
  To eliminate extraordinary loss on debt modification associated with MPM.

  (h)
  To eliminate a change in accounting method associated with MPM.

(c)	Exhibit No.	Description of Exhibit
	2.1	Stock Purchase Agreement, dated as of June 1, 2001, among MPM Acquisition, Inc., a Delaware corporation, CTN Media Group, Inc., a Delaware corporation, and, with respect to Section 6.3 and 4.14(b) thereof only, Armed Forces Communications, Inc., a New York corporation d/b/a Market Place Media.
2.2
Amendment Number One, dated as of July 10, 2001, to the Stock Purchase Agreement, dated as of June 1, 2001, by and among CTN Media Group, Inc., a Delaware corporation, MPM Holding, Inc. (f/k/a MPM Acquisition, Inc.), a Delaware corporation, and Armed Forces Communications, Inc., a New York corporation d/b/a Market Place Media.
	2.3	Limited Guaranty, dated as of July 10, 2001, among MPM Holding, Inc., f/k/a MPM Acquisition, Inc., U-C Holdings, L.L.C., Willis Stein & Partners II, L.P., and Willis Stein & Partners Dutch, L.P.
	99.1	Press Release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2001	CTN MEDIA GROUP, INC.
	By:	/s/ JASON ELKIN Jason Elkin Chief Executive Officer and Chairman of the Board

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements And Exhibits.
PRO FORMA CONSOLIDATED BALANCE SHEET PERIOD ENDED 3/31/01 UNAUDITED
PRO FORMA INCOME STATEMENT FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999 UNAUDITED
PRO FORMA INCOME STATEMENT FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000 UNAUDITED
PRO-FORMA INCOME STATEMENT FOR THE THREE MONTHS ENDED MARCH 31, 2001 UNAUDITED
SIGNATURE